UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2006

MONTGOMERY REALTY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30724	88-0377199
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

400 Oyster Point Blvd., Suite 415 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 266-8080
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 1, 2006, Montgomery Realty Group, Inc., completed its tax-free exchange of the Eccles Project by using the remaining proceeds from its sale to close the acquisition of the Concord Plaza Shopping Center. Additionally, Montgomery used the proceeds from the sale of its Ashdale Garden Apartments on October 12, 2006, to fund the new acquisition, thereby completing the tax-free exchange of that property as well. The parties agreed to a reduction of the final purchase price from $18,200,000 to $18,000,000. Montgomery assumed the existing $12,400,000 loan on the property and borrowed an additional $80,000 from Montgomery’s president and principal stockholder, Dinesh Maniar, in order to make the required cash payment at closing. The existing $12,400,000 loan bears interest at approximately 5.25% per annum, is payable in interest-only payments each month, and matures on December 11, 2011. The loan from Mr. Maniar bears interest at 10% per annum and is due on December 31, 2006. Based on the amount of the loan payments and the rents received from the existing tenants, Montgomery anticipates that the property will generate positive cash flow of approximately $450,000 per year.

With the exchange of the Eccles Project for the Concord Plaza Shopping Center, Montgomery was able to divest itself of its last non-income-producing real estate asset and invest in an income-producing asset. The Eccles Project used approximately $500,000 of cash per year and the Ashdale Garden Apartments generated little or no net cash, while the Concord Plaza Shopping Center will generate cash of approximately $450,000 per year. This is a $950,000 per year change in Montgomery’s cash flow. Additionally, the Concord Plaza Shopping Center allows Montgomery to continue its long-term strategy of increasing the size of its real estate asset portfolio by exchanging $12,650,000 of real estate assets into a new $18,000,000 real estate asset. This increase in the size of its real estate portfolio allows Montgomery to enjoy the anticipated benefits of appreciation on a larger asset base.

Title to the Concord Plaza Shopping Center was taken in the name of Montgomery Realty Group, LLC, a special purpose entity formed for this exclusive purpose. Montgomery created the new Delaware limited liability company and finalized its organization and capitalization with the acquisition of the Concord Plaza Shopping Center. Montgomery Realty Group, LLC, is 100% owned by Montgomery Realty Group, Inc., and the president of Montgomery is its sole managing member.

The Concord Plaza Shopping Center is managed by Diversified Investment & Management Corporation (DIMC) for a fee of 3% of the gross rents. DIMC is 100% owned by Mr. Dinesh Maniar, the president and majority stockholder of Montgomery.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number	Title of Document	Location

Item 10.	Material Contracts
10.25

Purchase and Sale Agreement and Joint Escrow Instructions between SPI Willow Pass, LLP, and Mark D. Zimmerman, as Qualified Exchange Accommodator for Montgomery Realty Group, Inc., and Montgomery Realty Group, Inc., dated August 14, 2006

Incorporated by reference from the Current Report on Form 8-K dated August 14, 2006, filed August 18, 2006.

Item 10.	Material Contracts (continued)

10.27

Fourth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions among SPI Willow Pass, L.P., Seller, Mark D. Zimmerman, Qualified Exchange Accommodator, and Montgomery Realty Group Inc., Buyer

This filing
10.28

Fifth Amendment to Purchase and Sale Agreement and Joint Escrow Instructions among SPI Willow Pass L.P., Seller, Mark D. Zimmerman, Qualified Exchange Accommodator, and Montgomery Realty Group, Inc., Buyer

This filing
10.29	Promissory Note for $80,000 between Montgomery Realty Group, LLC, Borrower, and Dinesh Maniar, Lender	This filing
10.30

Deed of Trust, Note and Other Loan Document Assumption and Release Agreement, between LaSalle Bank National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-LDP5 (Lender), and Montgomery Realty Group, LLC (Borrower)

This filing
10.31	Property Management Agreement between Montgomery Realty Group, LLC (Owner) and Diversified Investment & Management Corporation (Property Manager)	This filing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MONTGOMERY REALTY GROUP, INC.

Date: December 7, 2006	By: /s/ James T. Graeb
James T. Graeb
General Counsel

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